EXHIBIT 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1998, incorporated by reference in ALLTEL Corporation's Form 10-K for the year ended December 31, 1997 and our report dated December 1, 1998, included in ALLTEL Corporation's Form 8-K/A filed on January 27, 1999 and to all references to our Firm included in this registration statement.



                                           /s/Arthur Andersen LLP


Little Rock, Arkansas
January 27, 1999